FORM OF

                       MERCANTILE ABSOLUTE RETURN FUND LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                          Dated as of December 1, 2002

                                Table of Contents

                                                                           Page

Article I.
Definitions...................................................................1
   Section 1.1.   ADMINISTRATIVE SERVICES.....................................1
   Section 1.2.   ADMINISTRATOR...............................................1
   Section 1.3.   ADMINISTRATION AGREEMENT....................................1
   Section 1.4.   ADVISER.....................................................1
   Section 1.5.   ADVISERS ACT................................................2
   Section 1.6.   AFFILIATE...................................................2
   Section 1.7.   AGREEMENT...................................................2
   Section 1.8.   BENCHMARK RETURN............................................2
   Section 1.9.   BOARD.......................................................2
   Section 1.10.  CAPITAL ACCOUNT.............................................2
   Section 1.11.  CERTIFICATE.................................................2
   Section 1.12.  CLOSING DATE................................................2
   Section 1.13.  CODE........................................................2
   Section 1.14.  COMPANY.....................................................2
   Section 1.15.  DELAWARE ACT................................................2
   Section 1.16.  DIRECTOR....................................................2
   Section 1.17.  FISCAL PERIOD...............................................2
   Section 1.18.  FISCAL YEAR.................................................3
   Section 1.19.  FORM N-2....................................................3
   Section 1.20.  INCENTIVE FEE...............................................3
   Section 1.21.  INCENTIVE PERIOD............................................3
   Section 1.22.  INDEPENDENT DIRECTORS.......................................3
   Section 1.23.  INITIAL MEMBER..............................................3
   Section 1.24.  INTEREST....................................................3
   Section 1.25.  INVESTMENT ADVISORY AGREEMENT...............................4
   Section 1.26.  INVESTMENT FUNDS............................................4
   Section 1.27.  INVESTMENT MANAGERS.........................................4
   Section 1.28.  INVESTMENT MANAGEMENT AGREEMENT.............................4
   Section 1.29.  INVESTMENT PERCENTAGE.......................................4
   Section 1.30.  LOSS CARRYFORWARD AMOUNT....................................4
   Section 1.31.  MANAGEMENT FEE..............................................4
   Section 1.32.  MANAGER.....................................................5
   Section 1.33.  MEMBER......................................................5
   Section 1.34.  NET ASSETS..................................................5
   Section 1.35.  NET PROFITS OR NET LOSSES...................................5
   Section 1.36.  1940 ACT....................................................5
   Section 1.37.  ORGANIZATIONAL MEMBER.......................................5
   Section 1.38.  PLACEMENT AGENT.............................................5
   Section 1.39.  PRINCIPAL DIRECTOR..........................................5
   Section 1.40.  PROMISSORY NOTE.............................................5

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                                Table of Contents

                                                                           Page

   Section 1.41.  Private Placement Memorandum................................6
   Section 1.42.  SECURITIES..................................................6
   Section 1.43.  SUB-ADVISERS................................................6
   Section 1.44.  TAXABLE YEAR................................................6
   Section 1.45.  TRANSFER....................................................6
Article II.
ORGANIZATION; ADMISSION OF MEMBERS............................................6
   Section 2.1.   Formation of Limited Liability Company......................6
   Section 2.2.   Name........................................................6
   Section 2.3.   Principal and Registered Office.............................7
   Section 2.4.   Duration....................................................7
   Section 2.5.   Objective and Business of the Company.......................7
   Section 2.6.   Board of Directors..........................................7
   Section 2.7.   Members.....................................................8
   Section 2.8.   Placement Fees..............................................8
   Section 2.9.   Both Directors and Members..................................9
   Section 2.10.  Limited Liability...........................................9
Article III.
MANAGEMENT....................................................................9
   Section 3.1.   Management and Control......................................9
   Section 3.2.   Actions by the Board of Directors...........................10
   Section 3.3.   Meetings of Members.........................................11
   Section 3.4.   Custody of Assets of the Company............................12
   Section 3.5.   Other Activities of Members, the Manager and Directors......12
   Section 3.6.   Duty of Care................................................13
   Section 3.7.   Indemnification.............................................13
   Section 3.8.   Fees, Expenses and Reimbursement............................15
Article IV.
TERMINATION OF STATUS OF MANAGER AND DIRECTORS, TRANSFERS AND REPURCHASES.....18
   Section 4.1.   Termination of Status of the Manager........................18
   Section 4.2.   Termination of Status of a Director.........................18
   Section 4.3.   Removal of the Directors....................................18
   Section 4.4.   Appointment of a Director...................................18
   Section 4.5.   Removal of the Manager......................................18
   Section 4.6.   Transfer of Interests of Members............................19
   Section 4.7.   Repurchase of Interests.....................................20
Article V.
CAPITAL.......................................................................22
   Section 5.1.   Contributions to Capital....................................22
   Section 5.2.   Rights of Members to Capital................................23
   Section 5.3.   Capital Accounts............................................23
   Section 5.4.   Allocation of Net Profits and Net Losses....................24
   Section 5.5.   Allocation of Insurance Premiums and Proceeds...............24


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                                Table of Contents

                                                                           Page
   Section 5.6.   Allocation of Certain Expenditures..........................24
   Section 5.7.   Reserves....................................................24
   Section 5.8.   Allocation of Organizational Expenses.......................25
   Section 5.9.   Tax Allocations.............................................25
   Section 5.10.  Distributions...............................................27
   Section 5.11.  Withholding.................................................27
Article VI.
DISSOLUTION AND LIQUIDATION...................................................28
   Section 6.1.   Dissolution.................................................28
   Section 6.2.   Liquidation of Assets.......................................28
Article VII.
ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS..................................29
   Section 7.1.   Accounting and Reports......................................29
   Section 7.2.   Determinations by the Board of Directors....................29
   Section 7.3.   Valuation of Assets.........................................30
Article VIII.
MISCELLANEOUS PROVISIONS......................................................30
   Section 8.1.   Amendment of Limited Liability Company Agreement............30
   Section 8.2.   Special Power of Attorney...................................31
   Section 8.3.   Notices.....................................................32
   Section 8.4.   Agreement Binding Upon Successors and Assigns...............33
   Section 8.5.   Applicability of 1940 Act and Form N-2......................33
   Section 8.6.   Choice of Law; Arbitration..................................33
   Section 8.7.   Not for Benefit of Creditors................................34
   Section 8.8.   Consents....................................................34
   Section 8.9.   Merger and Consolidation....................................35
   Section 8.10.  Pronouns....................................................35
   Section 8.11.  Confidentiality.............................................35
   Section 8.12.  Severability................................................36
   Section 8.13.  Filing of Returns...........................................36
   Section 8.14.  Tax Matters Partner.........................................36
   Section 8.15.  Section 754 Election........................................37


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

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                       MERCANTILE ABSOLUTE RETURN FUND LLC

                      A Delaware Limited Liability Company



                         Dated as of December 1, 2002

                  Two Hopkins Plaza, Baltimore, Maryland 21201

                                 (410) 237-5100



THIS LIMITED LIABILITY COMPANY AGREEMENT of Mercantile Absolute Return Fund LLC (the "Company") is dated as of December 1, 2002 by and among Mercantile Capital Advisors, Inc. as the manager ("MCA" or the "Manager"), and Mercantile Bankshares Corporation as Organizing Member and those persons hereinafter admitted as Members.

WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on May 8, 2002,

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

Article I.
                                   Definitions

For purposes of this Agreement:

Section 1.1. ADMINISTRATIVE SERVICES. Such administrative services as the Administrator shall provide to the Company pursuant to a separate written agreement with the Company as contemplated by Section 3.1 hereof.

Section 1.2. ADMINISTRATOR. MCA, or any person who may hereafter provide Administrative Services to the Company pursuant to an administration agreement. For purposes of this Agreement the term "Administrator" includes a "Sub-Administrator".

Section 1.3. ADMINISTRATION AGREEMENT. A separate written agreement entered into by the Company pursuant to which MCA provides administrative services to the Company.

Section 1.4. ADVISER. RCG Tapestry, LLC ("RCG"), a Delaware limited liability company retained by the Manager to provide investment advisory services to the Company or such other person appointed by the Manager to provide similar services, with the consent of the Board of Directors.

Section 1.5. ADVISERS ACT. The Investment Advisers Act of 1940, as amended, and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.6. AFFILIATE. Shall have such meaning as such term is defined in the 1940 Act.

Section 1.7. AGREEMENT. This Limited Liability Company Agreement, as amended from time to time.

Section 1.8. BENCHMARK RETURN. The Benchmark Return is a non-cumulative return, determined from the first date of the fiscal year except if a Member's initial capital contribution is made after the beginning of the fiscal year the Benchmark Return shall instead be determined from such initial contribution date. The Benchmark Return as of any accounting date shall equal the average of the rates for the generic three-month LIBOR as of the last day of each of the four immediately preceding calendar quarters, as published by Bloomberg, L.P.

Section 1.9. BOARD. The Board of Directors established pursuant to Section 2.6.

Section 1.10. CAPITAL ACCOUNT. With respect to each Member, the capital account established and maintained on behalf of each Member pursuant to Section 5.4.

Section 1.11. CERTIFICATE. The Certificate of Formation of the Company and any amendments thereto as filed with the office of the Secretary of State of Delaware.

Section 1.12. CLOSING DATE. The first date on or as of which a Member other than the Organizational Member is admitted to the Company.

Section 1.13. CODE. The United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

Section 1.14. COMPANY. The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Section 1.15. DELAWARE ACT. The Delaware Limited Liability Company Act as in effect on the date hereof and as amended from time to time, or any successor law.

Section 1.16. DIRECTOR. An individual designated as a Director of the Company who is delegated authority provided for in Section 2.6 of this Agreement. For purposes of this Agreement the term "Director" shall have the same meaning as the term "Manager" as such term is defined under the Delaware Act (but is not the same as the term "Manager" as used in this Agreement).

Section 1.17. FISCAL PERIOD. The period commencing on the Closing Date of the Company, and thereafter each period commencing on the day following the last day of the preceding Fiscal Period, and ending at the close on business on the first to occur of the following dates:


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

      (a)   the last day of a Fiscal Year;

      (b)   the last day of a Taxable Year;

      (c) the day preceding the date on which a contribution to the capital of the Company is made;

      (d)   the day on which a substitute member is admitted;

      (e) the day on which the Company repurchases any Interest, or portion of an Interest, of a Member; or

      (f) any day on which any amount is credited to, or debited against, the Capital Account of a Member, other than an amount to be credited to, or debited against, the Capital Account of all Members in accordance with their respective Investment Percentages.

Section 1.18. FISCAL YEAR. The period commencing on the Closing Date and ending on March 31, 2003, and thereafter each period commencing on April 1 of each year and ending on March 31 of the following year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Board elect another fiscal year for the Company.

Section 1.19. FORM N-2. The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

Section 1.20. INCENTIVE FEE. The fee paid to the Manager at the end of each fiscal year and accrued at the end of each Incentive Period (as defined below) which is based upon the performance of the Company. The Incentive Fee is an amount equal to 10% of each Member's net profits in excess of such Member's Loss Carryforward Amount (before any accruals of Incentive Fees); provided, however that an Incentive Fee will only be charged when the Net Profit exceeds the Benchmark Return.

Section 1.21. INCENTIVE PERIOD. The Incentive Period, which may be composed of one or more consecutive fiscal periods, generally corresponds to a fiscal year, but may vary with respect to Members. An Incentive Period may be composed of one or more consecutive fiscal periods.

Section 1.22. INDEPENDENT DIRECTORS. Those Directors who are not "interested persons" of the Company as such term is defined in the 1940 Act.

Section 1.23. INITIAL MEMBER. Mercantile Capital Advisors, Inc.

Section 1.24. INTEREST. The ownership interest in the Company at any particular time of a Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.5 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

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

Section 1.25. INVESTMENT ADVISORY AGREEMENT. A separate written agreement entered into by the Adviser, the Manager and the Company pursuant to which the Adviser provides advisory services to the Company.

Section 1.26. INVESTMENT FUNDS. Unregistered general or limited partnerships, pooled investment vehicles or managed accounts in which the Company invests its assets that are advised by an Investment Manager and includes Investment Funds that may be formed by the Company.

Section 1.27. INVESTMENT MANAGERS. Third party investment managers designated by the Adviser to manage a portion of the assets of the Company either directly or through the investment by the Company in an Investment Fund. For purposes of this Agreement the term "Investment Manager" includes Sub-advisers.

Section 1.28. INVESTMENT MANAGEMENT AGREEMENT. A separate written agreement entered into by the Company pursuant to which MCA provides investment management services to the Company.

Section 1.29. INVESTMENT PERCENTAGE. A percentage established for each Member on the Company's books as of the first day of each Fiscal Period. The Investment Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such period by the sum of the Capital Accounts of all of the Members as of the commencement of such period. The sum of the Investment Percentages of all Members for each Fiscal Period shall equal 100%.

Section 1.30. LOSS CARRYFORWARD AMOUNT. The excess, with respect to any Incentive Period, and to the extent not subsequently offset by allocations of profits or otherwise reduced, of (1) a Member's allocable share of net losses calculated in accordance with Section 5.4 of this Agreement (excluding amounts previously allocated to repurchased or distributed portions of the Capital Account during the Incentive Period) over (2) the Member's allocable share of net profits calculated in accordance with Section 5.4 of this Agreement (excluding amounts previously allocated to repurchased or distributed portions of the Capital Account during the Incentive Period), in each case for the current and any prior Incentive Periods. If at the end of any subsequent Incentive Period, profits allocated to a Member's Capital Account exceed the losses allocated during that period (excluding profits and losses previously taken into account for this purpose by reason of a partial repurchase or distribution during that period), any Loss Carryforward Amount for such Member will be reduced (but not below zero) by the amount of the excess. No transferee may succeed to any portion of the Loss Carryforward Account applicable to the Transferring Member unless the transfer of the Interest or portion of the Interest results in no change in beneficial ownership in the Interest or portion of the Interest. The Loss Carryforward Amount, for a given Incentive Period, will be adjusted with respect to any contributions, transfers, distributions, withdrawals and repurchases applicable to the Member's Capital Account for that Incentive Period, or portion thereof.

Section 1.31. MANAGEMENT FEE. The fee paid to the Manager out of the Company's assets, and debited against Members' Capital Accounts, as provided in Section 3.8(g) of this Agreement.


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

Section 1.32. MANAGER. Mercantile Capital Advisors Inc., a Maryland corporation, or any person who may hereinafter serve as the Manager to the Company pursuant to an investment management agreement.

Section 1.33. MEMBER. Any person who shall have been admitted to the Company as a member (including any Director in such person's capacity as a member of the Company but excluding any Director in such person's capacity as a Director of the Company) until the Company repurchases the entire Interest of such person as a member pursuant to Section 4.6 hereof or a substituted member or members are admitted with respect to any such person's entire Interest as a member pursuant to Section 4.5 hereof.

Section 1.34. NET ASSETS. The total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any repurchases of Interests.

Section 1.35. NET PROFITS OR NET LOSSES. The amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude:

      (a) the amount of any insurance premiums or proceeds to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 hereof;

      (b) any items to be allocated among the Capital Accounts of the Members on a basis that is not in accordance with the respective Investment Percentages of all Members as of the commencement of such Fiscal Period pursuant to Section 5.6 and Section 5.7 hereof; and

      (c) Monthly reimbursement of Organization Expenses allocated among the Capital Accounts of the Members pursuant to Sections 3.8 and 5.8 hereof.

Section 1.36. 1940 ACT. The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Section 1.37. ORGANIZATIONAL MEMBER. Mercantile Bankshares Corporation.

Section 1.38. PLACEMENT AGENT. An agent who is hired by the Manager to sell Interests in the Company.

Section 1.39. PRINCIPAL DIRECTOR. The Director selected to preside over meetings of the Board.

Section 1.40. PROMISSORY NOTE. The Promissory Note is a non-interest bearing and non-transferable promise to pay which will contain terms providing for payment to a redeeming Member at two separate times.

Section 1.41. PRIVATE PLACEMENT MEMORANDUM. The Company's placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

Section 1.42. SECURITIES. Securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in
Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.

Section 1.43. SUB-ADVISERS. Investment Managers selected to directly manage the Company's assets in separate Investment Funds or managed accounts that would be managed by one or more of the Investment Managers and for which the Company would generally be the sole investor.

Section 1.44. TAXABLE YEAR. The period from January 1 to December 31 of each year.

Section 1.45. TRANSFER. The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as "Transfer," "Transferred" and "Transferring" have correlative meanings.


                                  Article II.
                       ORGANIZATION; ADMISSION OF MEMBERS

Section 2.1. Formation of Limited Liability Company.

      The Board shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

Section 2.2. Name.

      The name of the Company shall be Mercantile Absolute Return Fund LLC or such other name as the Board may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and
(ii) sending notice thereof to each Member.


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

Section 2.3. Principal and Registered Office.

      (a) The Company shall have its principal office at One Freedom Valley Drive, Oaks, Pennsylvania 19456, or at such other place designated from time to time by the Board.

      (b) The Company shall have its registered office in Delaware at 615 South Dupont Highway, Dover, Delaware, 19910 and shall have National Corporate Research, Ltd. as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board.

Section 2.4. Duration.

      The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

Section 2.5. Objective and Business of the Company.

      (a) The objective of the Company is to seek capital appreciation principally through investing in Investment Funds managed by third-party Investment Managers who employ a variety of alternative investment strategies. The business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board be necessary or advisable to carry out its objective or business. The Company shall be operated subject to any applicable restrictions of the Bank Holding Company Act of 1956, as amended.

      (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

Section 2.6. Board of Directors.

      (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Directors on the Board, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Directors to the Board. After the Closing Date, the Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of, and vacancies in, the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors to the Board by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Company. The number of Directors shall be fixed from time to time by the Board.

      (b) Each Director shall serve on the Board for the duration of the term of the Company, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Director, the remaining Directors may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Directors then serving would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving on the Board.

      (c) In the event that no Director remains to continue the business of the Company, the Manager shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Directors to the Board. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.

Section 2.7. Members.

      The Board expects to admit Members as of the first business day of each calendar quarter. Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement and of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board may in its sole discretion reject any subscription for Interests. The Board may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

Section 2.8. Placement Fees

      (a) A Member may be charged a Placement Fee when a Placement Agent is used to place such Member's Interest with the Company. The specific amount of the Placement Fee is dependent on the size of the investment in the Company. The fees are as follows:

            Amount Subscribed For                Placement Fee
            --------------------                 -------------

            $75,000 to $1 million                3.0% of subscription  amount
            Between $1 million  and $5 million   1.5% of subscription  amount
            $5 million to $10 million            1% of subscription amount
            More than $10 million                No fee

      (b) The placement fee will be added to a prospective Member's subscription amount; it will not constitute a Capital Contribution made by the Member to the Company nor part of the assets of the Company and may be adjusted or waived at the sole discretion of the Placement Agent in consultation with the Manager.

Section 2.9. Both Directors and Members.

      A Member may at the same time be a Director and a Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

Section 2.10. Limited Liability.

      Except as provided under applicable law, including capital contribution obligations, a Member shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of such Member's contributions to the capital of the Company (plus such Member's share of undistributed profits and assets). Except as provided under applicable law, a Director shall not be liable for the Company's debts, obligations and liabilities.


                                  Article III.
                                   MANAGEMENT

Section 3.1. Management and Control.

      (a) Management and control of the business of the Company shall be vested in the Board, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of "manager" as defined under the Delaware Act (but is not the same as the term "Manager" as defined in this Agreement) and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Director's authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and
            (ii) each Independent Director shall be
            vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" (as such term is defined in the 1940 Act) of such company. During any period in which the Company shall have no Directors, the Manager shall continue to provide management and administrative services to the Company pursuant to the Investment Management and Administration Agreements. The Manager will oversee the day-to-day management of the Company and, subject to the approval of the Board, has the authority to: approve the acceptance of initial and subsequent subscriptions on behalf of the Company; determine whether additional subscriptions should be suspended; make determinations on the transfer of Interests; and manage and oversee the general administrative and operational aspects of the Company.

      (b) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

      (c) The Board may delegate to any other person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

      (d) The Company will file a tax return as a partnership for U.S. federal income tax purposes. Except as otherwise specifically provided herein, all decisions for the Company relating to tax matters including, without limitation, whether to make any tax elections, the positions to be made on the Company's tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or other taxing authority, will be made by the Board. All actions (other than ministerial actions) taken by the Manager, as designated in this Section 3.1 and
            Section 3.2 below, will be subject to the approval of the Board. Each Member agrees not to treat, on his personal income tax return or any claim for a tax refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Company.

Section 3.2. Actions by the Board of Directors.

      (a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or
            (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

      (b) The Board may designate from time to time a Principal Director who shall preside at all meetings. Meetings of the Board may be called by the Principal Director or by any two Directors, and may be held on such date and at such time and place as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors shall constitute a quorum at any meeting.

      (c) The Board may designate from time to time agents and employees of the Company who shall have the same powers and duties on behalf of the Company (including the power to bind the Company) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Company.

Section 3.3. Meetings of Members.

      (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

      (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

      (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

Section 3.4. Custody of Assets of the Company.

      The physical possession of all funds, Securities or other properties of the Company shall at all times be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder. The Manager will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Company, with respect to the collection of income or the physical acquisition or safekeeping of the funds, securities or other assets of the Company, all duties of collection physical acquisition or safekeeping being the sole obligation of such custodians.

Section 3.5. Other Activities of Members, the Manager and Directors.

      (a) Neither the Manager nor any Director shall be required to devote its full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform its obligations under this Agreement.

      (b) Any Member, Manager or Director, and any Affiliate of any Member, Manager or Director, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member, Manager or Director shall have any rights in or to such activities of any other Member, Manager or Director, or any profits derived therefrom.

Section 3.6. Duty of Care.

      (a) The Manager and Directors shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of their services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager or Director constituting willful misfeasance, bad faith, or gross negligence of the duties involved in the conduct of such Manager's or Director's office.

      (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

Section 3.7. Indemnification.

      (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify the Manager and Adviser (including for this purpose each officer, director, member, partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, the Manger or Adviser or partner of the Manager or Adviser and their respective executors, heirs, assigns, successors or other legal representatives), its Officers and each Director (and his respective executors, heirs, assigns, successors or other legal representatives) (each such person an "indemnitee") against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. Except to the extent that such loss, claim, damage, liability, cost or expense shall have been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, breach of fiduciary duty or gross negligence of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Director for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this
            Section 3.7 to the fullest extent permitted by law.

      (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7 hereof; provided, that
            (i) such  indemnitee  shall provide  security for such  undertaking,
            (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

      (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, breach of fiduciary duty or gross negligence of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if:

            (i) approved as in the best interests of the Company by a majority of the Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, breach of fiduciary duty or gross negligence of the duties involved in the conduct of such indemnitee's office, or

            (ii) the Board secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, breach of fiduciary duty or gross negligence of the duties involved in the conduct of such indemnitee's office.

      (d)   Any indemnification or advancement of expenses made pursuant to this
            Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In
            (i) any suit brought by an indemnitee (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Director or other person claiming a right to indemnification under this Section 3.7 has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this
            Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

      (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

      (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of the Manager, any Director, the Adviser or other person.

Section 3.8. Fees, Expenses and Reimbursement.

      (a) So long as the Administrator provides Administrative Services to the Company, it shall be entitled to receive reasonable and customary fees for such services as well as out-of-pocket expenses as may be agreed to by the Administrator and the Company pursuant to a separate written agreement.

      (b) As consideration for providing advisory services, and for so long as the Manager provides such advisory services to the Company pursuant to the Investment Management Agreement, the Manager shall be entitled to receive the Incentive Fee equal to 10% of each Member's Net Profits in excess of the Loss Carryforward Amount applicable to such Member's capital account (before any accruals of Incentive
            Fees); provided, however, that an Incentive Fee will only be charged when the Net Profits exceeds the Benchmark Return.

      (c) The Board may cause the Company to compensate each Director for his or her services rendered in connection with the Company as may be agreed to by the Directors and the Manager, and as described in the Private Placement Memorandum. In addition, the Directors shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

      (d) The Company shall bear all expenses related to its investment program, including, travel and other expenses related to the selection and monitoring of Investment Managers as well as indirect expenses of the Investment Funds in which the Company invests. Expenses to be borne by the Company (both directly and indirectly) include, but are not limited to, fees paid and expenses reimbursed to Investment Funds or Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Company's account such as direct and indirect expenses associated with the Company's investments, including its investments in Investment Funds (including those managed by Sub-advisers, whether or not consummated), and enforcing the Company's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Company utilizes a Sub-adviser (or in connection with its temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees; all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Sub-advisers; any non-investment related interest expense;
            attorneys' fees and disbursements associated with preparing and updating the offering materials and with qualifying prospective investors; fees and disbursements of any accountants engaged by the Company, and expenses related to the annual audit of the Company; record-keeping, custody and escrow fees and expenses; the costs of errors and omissions / directors' and officers' liability insurance and a fidelity bond; the Management Fee; the Incentive Fee; the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Members; fees and travel expenses of Directors relating to meetings of the Board and committees thereof; all costs and charges for equipment or services used in communicating information regarding the Company's transactions among the Adviser and any custodian or other agent engaged by the Company; any extraordinary expenses, including indemnification expenses as provided for in this Agreement.

      (e) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which the Manager, or any of its affiliates, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board shall determine.

      (f) The expenses incurred by the Manager in connection with the Company's formation, initial registration as an investment company under the 1940 Act, and the initial offering of Interests of the Company will be reimbursed to the Manager from the assets of the Company. The Manager hereby agrees to limit the amount of each monthly reimbursement to 0.0125% (0.15% on an annualized basis) of the Company's net assets as of the end of each month. The Company will only be obliged to reimburse organizational expenses and offering costs for twelve months after the Closing Date and if after such time such costs remain unpaid to the Manager, the Manager will bear the remaining portion of such expenditures. If such expenditures are paid in full prior to the twelfth month then, during the remainder of the twelve-month period, newly admitted Members, and existing Members that subscribe for additional Interests, will be allocated a proportionate share of the amount previously reimbursed to the Manager, and those Members who bore the previously reimbursed expenditures will be credited with a proportionate share of the expenditures allocated to such newly admitted or existing Members.

      (g) In consideration of the services provided by the Manager to the Company under the Investment Management Agreement, the Company will pay the Manager a quarterly fee of 0.3125% of the Company's net assets (the "Management Fee"). The Management Fee will be an expense paid out of the Company's assets, and will be reflected in each Member's Capital Account (including the Capital Account of the Adviser and the Manager or any of their respective affiliates to the extent any of them holds a Member Interest) as a reduction to net profits or an increase to net losses credited to or debited against each Member's Capital Account. The Manager shall be entitled to reduce the Management Fee, in a non-discriminatory manner, in its sole discretion.

      (h) In the event that the Company is terminated other than at the end of a fiscal quarter or if the Manager is terminated other than at the end of a fiscal quarter or if the effective date of a Member's redemption is other than at the end of a fiscal quarter, then the Management Fee provided above shall be computed on the basis of the period ending on the last business day prior to the termination or redemption date subject to a pro rata adjustment based on the number of days elapsed in the current fiscal quarter as a percentage of the total number of days in such quarter.

                                  Article IV.
            TERMINATION OF STATUS OF MANAGER AND DIRECTORS, TRANSFERS
                                AND REPURCHASES

Section 4.1. Termination of Status of the Manager.

      The status of the Manager as an investment adviser to the Company shall be terminated at any time, (i) by the Company on 60 days' written notice to the Manager, without the payment of any penalty, by a vote of a majority of the entire Board or by vote of a majority of the outstanding voting securities of the Company; or (ii) upon 90 days' written notice by the Manager. The Investment Management Agreement will automatically and immediately terminate in the event of its assignment by the Manager, provided that an assignment to a successor to all or substantially all of the Manager's business or to a wholly-owned subsidiary of such successor which does not result in a change of actual control of the Manager's business shall not be deemed to be an assignment for the purposes of the Investment Management Agreement.

Section 4.2. Termination of Status of a Director.

      The status of a Director shall terminate if the Director, pursuant to Delaware law, is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Director may resign, subject to giving 90 days' prior written notice to the other Directors if such resignation is likely to affect adversely the tax status of the Company.

Section 4.3. Removal of the Directors.

      Any Director may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Directors not subject to the removal vote or
(b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

Section 4.4. Appointment of a Director.

      In the event of any vacancy in the position of a Director, the remaining Directors serving on the Board may appoint an individual to serve as a Director on the Board, so long as immediately after the appointment at least two-thirds (2/3) of the Directors then serving on the Board would have been elected by the Members. The Board may call a meeting of Members to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Board then serving.

Section 4.5. Removal of the Manager.

      The Manager may be removed as Manager under this Agreement by the vote or written consent of Members holding not less than 80% of the total number of votes eligible to be cast by all Members.

Section 4.6. Transfer of Interests of Members.

      (a) An Interest of a Member may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency, dissolution or incompetency of such Member or (ii) under certain limited circumstances with the written consent of the Board (which may be withheld in its sole discretion).

      (b) The Board may not consent to a Transfer unless (x) the Company consults with legal counsel to the Company and counsel confirms that the Transfer will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation or be subject to any other adverse tax or regulatory treatment or (y) the following conditions are met: (i) the Transferring Member has been a Member for at least six months; (ii) the proposed Transfer is to be made on the effective date of an offer by the Company to repurchase Interests; and (iii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Member (e.g., certain Transfers to affiliates, gifts and contributions to family entities), (B) to members of the Transferring Member's immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account.

      (c) In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board, which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this Section 4.5 shall be void.

      (d) The Board may not consent to a Transfer of an Interest unless: (i) the person to whom the Interest is Transferred is a person whom the Company believes is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended, or any successor rule thereto; (ii) the person to whom the Interest is Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto;
            (iii) the person to whom the Interest is Transferred is a person whom the Board believes meets the requirements of paragraph (a)(2) of section 4.7 of the Commodity Exchange Act; and (iv) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $75,000 or such lesser amount as the Board may determine in its sole discretion. Any transferee that acquires an Interest by operation of law as the result of the death, bankruptcy, insolvency, dissolution or incompetency of a Member, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. Once a Member obtains the approval of the Board and satisfies the other requirements to transfer its Interests, the Board shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member.

      (e) The admission of any transferee as a substituted Member will be effective upon the execution and delivery by, or on behalf of, the substituted Member of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Member and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with any Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Company may require the Member requesting the Transfer to obtain, at the Member's expense, an opinion of counsel selected by the Manager as to such matters as the Manager may reasonably request. If a Member Transfers its entire Interest as a Member, it will not cease to be a Member unless and until the transferee is admitted to the Company as a substituted Member in accordance with this Section 4.5.

      (f) Each Member shall indemnify and hold harmless the Company, the Directors, the Manager, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of, or arising from, (i) any Transfer made by such Member in violation of this Section 4.5 and (ii) any misrepresentation by such Member in connection with any such Transfer.

Section 4.7. Repurchase of Interests.

      (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. In determining whether to cause the Company to repurchase Interests pursuant to written tenders, the Board shall consider the recommendation of the Manager, and shall also consider the following factors, among others:

            (i) whether any Members have requested to tender Interests or portions thereof to the Company;

            (ii) the liquidity of the Company's assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Sub-advisers);

            (iii) the   investment   plans  and  working   capital  and  reserve
                  requirements of the Company;

            (iv) the relative economies of scale with respect to the size of the Company;

            (v)   the history of the Company in repurchasing Interests;

            (vi) the availability of information as to the value of the Company's interests in underlying Investment Funds;

            (vii) the  economic  condition  of the  securities  markets  and the
                  economy   generally   as  well  as   political,   national  or
                  international developments or current affairs; and

            (viii)the anticipated tax  consequences of any proposed  repurchases of Interests.

      The Board shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members (including persons holding Interests acquired from Members), as applicable. The Company shall not repurchase Interests pursuant to written tenders more than twice during any Taxable Year.

      (b) A Member tendering for repurchase only a portion of the Member's Interest will be required to maintain a Capital Account balance of at least $50,000 after giving effect to the repurchase. If a Member tenders an amount that would cause the Member's Capital Account balance to fall below the required minimum, the Manager reserves the right to reduce the amount to be repurchased from the Member so that the required minimum balance is maintained or to repurchase the Member's entire Interest in the Company.

      (c) A Member choosing to tender an Interest or a portion of an Interest for repurchase must do so by the expiration date, which generally will be no sooner than 20 days after the commencement date (the "Expiration Date"). Tenders will be irrevocable at such time. Interests will be valued as of the valuation date (the "Valuation Date"), which is generally expected to be at the end of each fiscal quarter (and no less than 65 days after the Expiration Date).

            (i) For purposes of this section, the "Valuation Date" is the day Interests in the Company will be valued for the payment of the Promissory Note;

            (ii) Promptly after the Expiration Date, the Company will give to each Member whose Interest has been accepted for repurchase a promissory note (the "Promissory Note") entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest;

            (iii) The Promissory  Note,  which will be non-interest  bearing and non-transferable, is expected to contain terms providing for payment at two separate times; and

            (iv) Although the amounts required to be paid by the Company under the Promissory Note will generally be paid in cash, the Company may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

      (d) Repurchases of Interests or portions thereof by the Company shall be payable after the expiration date of such repurchase offer in accordance with the terms of such repurchase offer. The initial payment in respect of the Promissory Note (the "Initial Payment") will be in an amount equal to at least 90% of the estimated value of the repurchased Interest, determined as of the Valuation Date. The Initial Payment will be made as of the later of (1) 30 days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from the Investment Funds. The second and final payment in respect of the Promissory Note (the "Post-Audit Payment") will be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest, determined as of the Valuation Date and based upon the results of the annual audit of the Company's financial statements for the year in which the Valuation Date occurs, over (2) the Initial Payment. The Manager anticipates that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company and that the Post-Audit Payment will be made promptly after the completion of the audit.

      (e) Notwithstanding anything in the foregoing to the contrary, the Board, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests shall be subject to any and all conditions as the Board may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the audited value of such Member's Capital Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.


                                   Article V.
                                     CAPITAL

Section 5.1.         Contributions to Capital.

      (a) The minimum initial contribution of each Member to the capital of the Company shall be $75,000, subject to the discretion of the Manager to accept initial investments in lesser amounts. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Directors shall not be entitled to make voluntary contributions of capital to the Company as

            Directors of the Company, but may make voluntary contributions to the capital of the Company as Members.

      (b) The Members may make additional contributions to the capital of the Company of at least $50,000 (subject to the discretion of the Manager to accept additional contributions in lesser amounts), effective as of such times as the Manager, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.7 hereof.

      (c) Except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash, and (ii) initial and any additional contributions in cash shall be payable in readily available funds on the business day prior to the subscription date.

Section 5.2. Rights of Members to Capital.

      No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.7 hereof or (ii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

Section 5.3. Capital Accounts.

      (a) The Company shall maintain a separate Capital Account for each Member.

      (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash constituting such Member's initial contribution to the capital of the Company.

      (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section
            5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Section 5.4 through Section 5.8 hereof.

      (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Section 4.7,
            Section 5.10, Section 5.11 or Section 6.2 hereof that are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under
            Section 752 of the Code), plus (ii) any amounts debited against the Member's Capital Account pursuant to Section 5.4 through Section 5.8 hereof.

      (e) In the event all or a portion of the Interest of a Member is Transferred in accordance with the terms of this Agreement, the Transferee will succeed to the Capital Account of the Transferor to the extent of the Transferred Interest or portion of an Interest.

      (f) No Member will be required to pay the Company or any other Member any deficit in such Member's Capital Account upon dissolution of the Company or otherwise.

Section 5.4. Allocation of Net Profits and Net Losses.

      As of the last day of each Fiscal Period, any Net Profits or Net Losses for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Fiscal Period.

Section 5.5. Allocation of Insurance Premiums and Proceeds.

      (a) Any premiums payable by the Company for insurance purchased pursuant to Sections 3.8(d) and (e) above shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Company during such Fiscal Period in accordance with such Member's Investment Percentage for such Fiscal Period.

      (b) Proceeds, if any, to which the Company may become entitled pursuant to such insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Company during the Fiscal Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member's Investment Percentage for such Fiscal Period.

Section 5.6. Allocation of Certain Expenditures.

      Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Company.

Section 5.7. Reserves.

      (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Manager or the Board. Such reserves will be in the amounts that the Board, in its sole discretion, deems necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as the Board, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, except that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, then the amount of the reserve, increase or decrease may instead be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.

      (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Fiscal Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Fiscal Period or Periods.

Section 5.8. Allocation of Organizational Expenses.

      The Manager will allocate among the Members a monthly expense to reimburse the Manager for the Company's organizational expenses and offering costs, as described in Section 3.8(f).

Section 5.9. Tax Allocations.

      (a) For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section
            5.9 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e)
            promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

      (b) If the Company realizes capital gains (including short-term capital gains) for U.S. Federal income tax purposes ("net gains") for any Fiscal Year during or as of the end of which the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to
            Article IV, the Manager may elect to allocate such net gains as follows:

            (i) to such Positive Basis Members, in proportion to the Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Member shall have been eliminated; and

            (ii) any net gains not so allocated to Positive Basis Members to the other Members in a manner that equitably reflects the amounts credited to the Members' Capital Accounts.

      (c) If the Company realizes capital losses for U.S. Federal Income tax purposes for any Fiscal year during or as of the end of which the Interests of one or more Negative Basis Members (as hereinafter defined) are repurchased by the Company under Article IV of this Agreement, the Manager may elect to allocate net losses as follows:

            (i) to such Negative Basis Members, in proportion to the Negative Basis (as hereafter defined) of each Negative Basis Member, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Member has been eliminated, and

            (ii) any net losses not so allocated to Negative Basis Members, to the other Members in a manner that reflects equitably the amounts credited to the Members' Capital Accounts.

      (d) As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which the value of its Interest as of such time exceeds its "adjusted tax basis," for U.S. Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the Code), and (ii) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by the Company and who has Positive Basis as of the effective date of the repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of paragraph (b) equal to its Positive Basis as of the effective date of such repurchase.

      (e) The term "Negative Basis" means, with respect to any Member and as of any time of calculation, the amount by which the Member's "adjusted tax basis," for U.S. Federal income tax purposes, in the Member's Interest in the Company as of that time (determined without regard to any adjustments made to the "adjusted tax basis" by reason of any Transfer or assignment of the Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under section 752 of the Code) exceeds the value of its Interest as of such time. As used in this Section 5.9, the term "Negative Basis Member" means any Member whose Interest is repurchased by the Company and who has Negative Basis as of the effective date of the repurchase, but such Member shall cease to be a Negative Basis Member at such time as it shall have received allocations pursuant to clause (i) of paragraph (c) equal to its Negative Basis as of the effective date of such repurchase.

Section 5.10. Distributions.

      The Board, in its sole discretion, may authorize the Company to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

Section 5.11. Withholding.

      (a) The Board may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

      (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to any amount distributed by the Company to any Member shall be deemed to be a distribution or payment to such Member pursuant to this Agreement, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board, the amount of such excess.

      (c) The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

                                  Article VI.
                           DISSOLUTION AND LIQUIDATION

Section 6.1. Dissolution.

      The Company shall be dissolved:

      (a) upon the affirmative vote to dissolve the Company by: (i) the Board or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

      (b) upon the failure of the Members to elect a successor Director at a meeting called by Manager in accordance with Section 2.6 hereof when no Director remains to continue the business of the Company;

      (c) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company, if such Interest has not been repurchased by the Company; or

      (d)   as required by operation of law.

      Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

Section 6.2. Liquidation of Assets.

      (a) Upon the dissolution of the Company as provided in Section 6.1 hereof, the Board shall promptly appoint the Board or Manager as the liquidator and the Board or Manager shall liquidate the business and administrative affairs of the Company, except that if the Board does not appoint the Manager as the liquidator or the Board is unable to perform this function, another liquidator will be elected by the Board. Net Profits and Net Losses during the period of liquidation shall be allocated pursuant to Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board or other liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

            (i) the debts, liabilities and obligations of the Company, other than debts to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a proportionate basis;

            (ii) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a proportionate basis; and

            (iii) the Members  shall next be paid on a  proportionate  basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2.

      (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board or other liquidator may distribute ratably in kind any assets of the Company; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profits or Net Losses for the Fiscal Period ending on the date of such distribution.

                                  Article VII.
                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

Section 7.1. Accounting and Reports.

      (a) The Company shall adopt for tax accounting purposes any accounting method that the Board shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

      (b) After the end of each taxable year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete Federal and state income tax or information returns and any other tax information required by Federal and state law.

      (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section
            7.1 is being made, the Company shall furnish to each Member an unaudited semi-annual report and an audited annual report containing the information required by such Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

Section 7.2. Determinations by the Board of Directors.

      (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to
            Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

      (b) The Board may make such adjustments to the computation of Net Profits or Net Losses, and the allocation thereof to a Member's Capital Account, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

Section 7.3. Valuation of Assets.

      (a) Valuation of Securities and other assets shall be made by the Board in accordance with the requirements of the 1940 Act and the valuation procedures adopted by the Board.

      (b) The value of the assets and liabilities shall be determined by reference to the latest market prices and values available and in further accordance with the valuation procedures adopted by the Board.

      (c) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section
            7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                 Article VIII.
                            MISCELLANEOUS PROVISIONS

Section 8.1. Amendment of Limited Liability Company Agreement.

      (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board (including the vote of a majority of the Independent Directors, if required by the 1940 Act) without the Members approval; and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

      (b)   Any amendment that would:

            (i) increase the obligation of a Member to make any contribution to the capital of the Company;

            (ii)  reduce  the  Capital   Account  of  a  Member  other  than  in
                  accordance with Article V; or

            (iii) modify the events causing the dissolution of the company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender its entire Interest for repurchase by the Company.

      (c) The power of the Board to amend this Agreement at any time without the consent of the other Members as set forth in paragraph (a) of this Section 8.1 shall specifically include the power to:

            (i)   restate this  Agreement  together with any  amendments  hereto
                  that  have  been  duly  adopted  in  accordance   herewith  to
                  incorporate such amendments in a single, integrated document;

            (ii) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and

            (iii) amend this  Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code for U.S. Federal income tax purposes.

      (d) The Board shall cause written notice to be given of any amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text of the amendment thereof will be furnished to any Member upon request.

Section 8.2. Special Power of Attorney.

      (a) Each Member hereby irrevocably makes, constitutes and appoints each Director, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

            (i) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

            (ii) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

            (iii) all such other  instruments,  documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

      (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

      (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Directors and as such:

            (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board shall have had notice thereof; and

            (ii) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board for admission to the Company as a substituted Member or upon the withdrawal of a Member from the Company pursuant to a periodic tender, this power-of-attorney given by the transferor shall survive the delivery of such assignment or withdrawal for the sole purpose of enabling the Board to execute, acknowledge and file any instrument necessary to effect such substitution or withdrawal.

Section 8.3. Notices.

      Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board or the Manager, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided, when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

Section 8.4. Agreement Binding Upon Successors and Assigns.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

Section 8.5. Applicability of 1940 Act and Form N-2.

      The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to, and interpreted in a manner consistent with the applicable provisions of, the 1940 Act and the Form N-2.

Section 8.6. Choice of Law; Arbitration.

      (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

      (b) To the extent such action is consistent with the provisions of the 1940 Act and any other applicable law, except as provided in Section 8.11(b) of this Agreement, each Member agrees to submit all controversies arising between or among Members or one or more Members and the Company in connection with the Company or its businesses or concerning any transaction, dispute or the construction, performance or breach of this Agreement or any other agreement relating to the Company, whether entered into prior to, on or subsequent to the date of this Agreement, to arbitration in accordance with the provisions set out in this Section 8.6. EACH MEMBER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE MEMBERS AND THAT THE MEMBERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

      (c) Controversies will be finally settled by, and only by, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") to the fullest extent permitted by law. The place of arbitration will be New York, New York. Any arbitration under this Section 8.6 will be conducted before a panel of three arbitrators. The Member or Members initiating arbitration under this Section 8.6 will appoint one arbitrator in the demand for arbitration. The Member or Members against whom or which arbitration is sought will jointly appoint one arbitrator within 30 Business Days after notice from the AAA of the filing of the demand for arbitration. The two arbitrators nominated by the Members will attempt to agree on a third arbitrator within 30 Business Days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 Business Days following the expiration of the 30-day period. Any award rendered by the arbitrators will be final and binding on the Members, and judgment upon the award may be entered in the supreme court of the state of New York and/or the U.S. District Court for the Southern District of New York, or any other court having jurisdiction over the award or having jurisdiction over the Members or their assets. The arbitration agreement contained in this Section 8.6 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 8.5, the arbitrators will be governed by and will apply the substantive (but not procedural) law of Delaware, to the exclusion of the principles of the conflicts of law of Delaware. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the Members, or in the absence of agreement among or between the Members, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 8.6(c) will be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C. (S) 5701 et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 8.6(c), including any rules of the AAA, are invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity will not invalidate all of this Section 8.6(c). In that case, this Section 8.6(c) will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 8.6(c) will be construed to omit such invalid or unenforceable provision.

Section 8.7. Not for Benefit of Creditors.

      The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors, the Manager and the Company. This Agreement is not intended for the benefit of non-member creditors and no rights are granted to non-Member creditors under this Agreement.

Section 8.8. Consents.

      Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

Section 8.9. Merger and Consolidation.

      (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by
            Section 18-209(b) of the Delaware Act.

      (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

Section 8.10. Pronouns.

      All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

Section 8.11. Confidentiality.

      (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board.

      (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole discretion.

      (c) Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

Section 8.12. Severability.

      If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

Section 8.13. Filing of Returns.

      The Board or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a U.S. Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

Section 8.14. Tax Matters Partner.

      (a) The Manager shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of Section 6231(a)(7) of the Code. In the event the Manager cannot act as Tax Matters Partner, another Member shall be so designated. Should any Member other than the Manager be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to the Manager all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints the Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Managers's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.

      (b) Each person (for purposes of this Section 8.14(b), called a "Pass-Thru Partner") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Partner. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred by the Company or the Tax Matters Partner in connection with any such audit, investigation, settlement or review shall be borne by the Company.

Section 8.15. Section 754 Election.

      In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, at the request of a Member, the Manager, in its discretion, may cause the Company to elect, pursuant to Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.

EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

                           [Signature Page to Follow]





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IN WITNESS  WHEREOF,  the parties  hereto have executed this Agreement as of the day and year first above written.

MANAGER:

MERCANTILE CAPITAL ADVISORS, INC.



By:
   ---------------------------------------------------
           Name:
           Title:


ORGANIZATIONAL MEMBER:

MERCANTILE BANKSHARES CORPORATION



By:
   ---------------------------------------------------
           Name:
           Title:



MEMBERS:

Each person who shall sign a Member Signature Page and who shall be accepted by the Board to the Company as a Member.



By:
   ---------------------------------------------------
           Name:
           Title: